Exhibit 10.30

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is made by and between Landlord (as hereinafter defined) and Tenant (as hereinafter defined):

PARTIES:		DEMISED PREMISES

Landlord:	Crosscreek Village Station LLC a Delaware limited liability company	Shopping Center Name: Crosscreek Village

Tenant:	La Rosa Realty, LLC, a Florida limited liability company	Shopping Center City/State: St Cloud, Florida

d/b/a:	La Rosa CRE	Unit Number: 208 Square Feet: approximately 1,200

Effective Date: shall mean the date this Lease is fully executed by both Tenant and Landlord.

Commencement Date: shall mean the date on which possession of the Demised Premises is delivered by Landlord to Tenant.

Fixed Minimum Rent Commencement Date: shall mean the earlier of: (i) 90 days following the Commencement Date, or (ii) the date Tenant opens for business within the Demised Premises.

Additional Rent Commencement Date: shall mean the Fixed Minimum Rent Commencement Date.

Expiration Date: shall mean the last day of the 60th full calendar month after the Fixed Minimum Rent Commencement Date, unless sooner terminated as hereinafter provided.

FIXED MINIMUM RENT*:

MONTH	ANNUAL	MONTHLY INSTALLMENT
1 - 12	$25,800.00	$2,150.00
13 - 24	$26,316.00	$2,193.00
25 - 36	$26,844.00	$2,237.00
37 - 48	$27,384.00	$2,282.00
49 - 60	$27,924.00	$2,327.00

INITIAL ESTIMATED PAYMENTS OF ADDITIONAL RENT*:

CAM:	$437.00	Per Month
Real Estate Taxes:	$163.00	Per Month

*Any partial month at the beginning of the Term shall be prorated at the first month’s rental rate. The First Month’s Rent Amount shall be paid upon Tenant’s execution.

Security Deposit: shall mean $2,750.00

First Month’s Rent Amount: shall mean $2,750.00

Permitted Use: shall mean for the operation of a residential realty office, and for no other purpose.

If local code requires Tenant to install a grease trap in the Demised Premises, it shall do so at Tenant's sole cost and expense and provide to Landlord evidence that the grease trap is being cleaned out on a quarterly basis. If any odors or fumes caused by Tenant’s use on the Demised Premises emanate outside the Demised Premises and Landlord receives complaints from any other tenants in the Shopping Center, then Tenant agrees that it shall take whatever measures necessary to prevent the emanation of such odors or fumes, at Tenant's sole cost and expense, including, but not limited to, installing a commercial air purifier or filter in the Demised Premises. Tenant shall provide, at Tenant's sole cost and expense, all services in compliance with all local, state and federal authorities that may have jurisdiction over such use.

Rent Payment Address: Crosscreek Village Station LLC, 33340 Collection Center Drive Chicago, IL 60693-0333, subject to the terms and conditions set forth in the Rent Payable section of this Lease

Notice Address:

FOR LANDLORD:	WITH A COPY TO:	FOR TENANT:

Crosscreek Village Station LLC	Legal Services	La Rosa Realty, LLC
Robert F. Myers, COO	Phillips Edison & Company	1420 Celebration Blvd, 2nd Floor
11501 Northlake Drive	11501 Northlake Drive	Celebration, FL 34747
Cincinnati, Ohio 45249	Cincinnati, Ohio 45249	(cannot be a P. O. Box or the Shopping Center
address)

The following are incorporated as part of the Lease as if set forth fully herein:

A.	General Lease Terms
B.	Exhibit A-Site Plan
C.	Exhibit B - Tenant Improvement Allowance (Including Sample TIA Request Form, Unconditional Final Waiver of Liens, and Estoppel)

GENERAL LEASE TERMS

1.       LEASE OF DEMISED PREMISES. In consideration of Rent to be paid by Tenant and of the covenants and agreements herein contained, and other good and valuable consideration, Tenant does hereby lease from Landlord the Demised Premises. “Initial Term” shall mean the time period from the date on which possession of the Demised Premises is delivered by Landlord to Tenant through the Expiration Date. “Term” shall mean the Initial Term plus any renewal or extension thereof. The approximate location of the Demised Premises is shown on the attached site plan.

2.       LEASE CONTINGENCY - APPROVALS. This Lease shall be contingent upon Landlord obtaining all approvals required by Landlord’s existing covenants and obligations with respect to the Shopping Center. In the event that Landlord is unable to obtain any such approvals, Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant and the Lease shall be null and void without any further liability to either party.

3.       RENT PAYABLE. Throughout the Term of this Lease, Tenant agrees to pay the following (collectively referred to as "Rent"): (a) Fixed Minimum Rent and (b) all additional sums, charges, or amounts of whatever nature ("Additional Rent") to be paid by Tenant to Landlord in accordance with applicable law, court order or this Lease. Commencing on the dates set forth in this Lease, Tenant shall pay Rent, payable on or before the first day of each month in advance, via Electronic Funds Transfer (EFT) through Bill Trust (https://www.billtrust.com/), or provided Landlord provides notice to Tenant, via such other payment method and/or at such other location as may be acceptable to Landlord in its sole discretion, without deduction or set-off. Landlord and Tenant agree that Fixed Minimum Rent, Percentage Rent, Additional Rent, and all other charges paid to Landlord under this Lease shall qualify as “rents from real property” as defined in Section 856(d) of the Internal Revenue code of 1986, as amended from time to time (the “Code”) and as further defined in Treasury Regulation (“Regulation”) Section 1.856-4. Should the requirements of the Code and/or Regulation be amended so that any amount payable to Landlord under this Lease no longer qualifies as “rents from real property” for the purposes of the Code and associated Regulations, such amount payable to Landlord under this Lease shall, at Landlord's option, be adjusted so that it will qualify as “rents from real property” for the purposes of the Code and Regulation, as amended; provided, however, that any adjustments required pursuant to this provision shall be made so as to produce the equivalent (in economic terms) consideration as was payable prior to such adjustment. Tenant and Landlord shall enter into such amendment or amendments as may be necessary to effect the foregoing and negotiate in good faith with respect thereto. Except for casualty or condemnation, if Tenant is paying any form of Rent abatement, or is entitled to pay a future Rent abatement, and Tenant extends the Term of this Lease via the exercise of an option, renewal, holdover, or otherwise, then upon the commencement of such extended Term, Tenant shall resume the full payment of Rent as provided under this Lease. For purposes of clarity, Tenant shall have no right to revive the direct cause of such Rent abatement during the remaining Term of this Lease. All payments received by Landlord under the terms of this Lease shall be applied to the oldest payment obligation then owed by Tenant.

4.       REPORTING GROSS SALES. Intentionally Omitted.

5.       ADDITIONAL RENT. Commencing upon the Additional Rent Commencement Date, Tenant shall pay, as Additional Rent, Tenant’s share of the Shopping Center’s Common Area Maintenance (“CAM”) and Real Estate Taxes (as each is hereinafter defined):

(a)       Common Area Maintenance includes but is not limited to all of the following: all utility charges, utility management services, painting, repaving, resurfacing, re-striping, landscaping, traffic control, repairs and improvements, lighting, holiday decorations, sanitary and drainage control, public address system, cleaning, removal of snow, trash, and rubbish; management fees; operation of and maintenance of any sign(s); personnel to direct parking and to provide security for the common areas and facilities, management and supervision, personal property taxes, supplies, licenses, impact and permit fees, equipment used for such maintenance; capital improvements made to the Shopping Center during the calendar year and insurance carried by the Landlord for the Shopping Center, for each full or partial calendar year during the Term of this Lease.

Tenant's sole obligation to contribute toward CAM expenses shall be limited to a fixed amount equal to $4.12 [combines CAM and insurance] per square foot of the Demised Premises for the first partial calendar year of the Term with annual increases each January 1st thereafter, commencing January 1, 2018, equal to five percent (5%) over the preceding calendar year.

(b)       Real Estate Taxes shall mean all real estate and/or property taxes related to the Shopping Center including assessments, ad valorem taxes, water and sewer rents, public utilities, excises, levies, business license or permit fees, gross receipts taxes, rent taxes, and other governmental charges related to the Shopping Center or any part thereof, including the buildings and improvements, or on the sidewalks or streets in front of the same and costs and expenses incurred in contesting or negotiating an adjustment thereof, for each full or partial calendar year during the Term of this Lease. Tenant's Proportionate Share is the square footage of the Demised Premises divided by the total square footage of the leased floor area within the Shopping Center, not including those tenants who pay the real estate taxes directly for such tenant’s premises, provided that the taxes attributed to such tenant’s premises are also not included in the calculation of Real Estate Taxes. Following the end of each calendar year, Landlord shall send Tenant a reconciliation statement showing actual real estate taxes for the prior calendar year. In the event of a deficit, Tenant shall pay the difference upon demand, in the event of an overage, Landlord shall credit same toward Tenant’s account. The initial Real Estate Tax payment is Landlord’s estimate of the initial monthly amount of Tenant's Proportionate Share of Real Estate Taxes and is subject to adjustment as reasonably requested by Landlord.]

6.       PAYMENT OF RENT AND CHARGES. All Rent to be paid by Tenant shall be paid as provided in this Lease. If Tenant shall fail to pay any Rent on or before the fifth (5th) day after the due date, then Tenant shall be assessed a late fee of 5% of the amount due each month until paid in full. Any unpaid amounts shall also bear interest in the amount of 11/2% per month, or the maximum allowed by Governing Law, whichever is less. Tenant shall also pay to Landlord all expenses incurred in the collection of any such past due amounts. Should any governmental authority acting under any existing or future law, ordinance, or regulation, levy, assess, or impose a sales tax, excise and/or assessment upon or against this Lease, the execution hereof and/or the payment of rent including without limitation, any sales and use taxes or surtax, tax on business activity, product use or consumption, whether by way of substitution for or in addition to any existing tax or otherwise, and whether evidenced by documentary stamps or the like, Tenant shall be responsible for and shall pay such tax excise and/or assessment, or shall reimburse Landlord for Landlord’s payment thereof as Rent.

7.       SECURITY DEPOSIT. Landlord acknowledges that it has received from Tenant the Security Deposit, which is to remain on deposit with Landlord during the Term of this Lease as security for the payment of Rent and the performance by Tenant of the terms of this Lease. In the event of any default, the Security Deposit shall be retained by Landlord and may be applied toward damages arising from such default and shall not be construed as liquidated damages. If applied toward damages, Tenant shall replenish the Security Deposit upon request by Landlord. Upon yielding the Demised Premises to Landlord at the expiration of this Lease in the condition required herein, and provided no default has occurred, the remaining balance of the Security Deposit shall be returned to Tenant in accordance with Governing Law.

8.       LANDLORD’S LIEN. Tenant grants to Landlord a first priority lien and continuing security interest for all Rent and other obligations of Tenant under this Lease, upon all goods, wares, equipment, fixtures, furniture, inventory, and other personal properly of Tenant in the Demised Premises, and such property shall not be removed from the Demised Premises without the consent of Landlord, except in the ordinary course of business.

9.       SIGNS. Tenant shall place no signs, advertisements, lettering, curtains, shades, exterior lighting or similar items, on the glass, windows or doors, nor shall Tenant paint or affix anything to the exterior of the Demised Premises except the façade signage. Notwithstanding anything to the contrary in the preceding sentence, Tenant shall be permitted to place professionally made signage on the interior of the storefront window surface of the Demised Premises, provided such signage is professionally made and it does not cover more than 25% of the storefront window surface. Subject to applicable sign regulations of any governmental authority, Tenant shall obtain all required sign permits and install, no later than the date upon which Tenant opens for business in the Demised Premises, facade signage in accordance with Landlord’s sign criteria. Tenant shall be responsible for repairing any damage to the building attributable to the installation, maintenance, and/or removal of signs. Signs which remain in place on the Demised Premises 10 days after the end of the Term or after Tenant abandons the Demised Premises shall automatically become the property of Landlord and may be removed by Landlord at Tenant’s expense (including the cost of repairs to the interior and exterior of the Demised Premises). Landlord shall have no obligation to deliver the Demised Premises to Tenant unless and until Tenant provides Landlord with its facade sign drawing.

10.       TENANT'S USE. The Demised Premises shall be used by Tenant solely for the Permitted Use and for no other purpose, and such shall be strictly construed and no use not expressly defined herein shall be permitted. Landlord makes no representation as to the merchantability, habitability, or fitness of the Demised Premises for the Permitted Use, or any other purpose. Tenant agrees that it will not suffer or permit the Demised Premises to be used for (i) any unlawful or immoral purpose; (ii) any purpose prohibited by zoning or similar laws and regulations, or covenants, conditions, or restrictions of record, or in violation of other leases at the Shopping Center. Tenant shall be open for business and fully operational within the Demised Premises for a minimum of 40 hours each week throughout the Term of this Lease. In the event Tenant’s business hours exceed the standard operating hours for the Shopping Center, Tenant shall be responsible for all costs associated with such excess hours (including but not limited to common area lighting, electricity and security). Tenant shall completely comply with all applicable laws, ordinances, rules, and regulations of any and all governmental authorities having jurisdiction of the Shopping Center or the Demised Premises (including, without limitation, cleanliness, health, safety, occupational, and use laws and regulations), now existing or hereafter adopted. Tenant shall not interrupt, hinder or disrupt the use or enjoyment of any owner, occupant, tenant, customer, contractor, or Landlord in the Shopping Center or adjoining property. Tenant shall not use any portion of the Demised Premises for the operation of an ATM. Tenant shall not disturb or penetrate the floor slab within the Demised Premises without first obtaining Landlord’s written consent. Tenant shall not solicit Shopping Center invitees in the common areas of the Shopping Center. Tenant agrees that it will open its business in the Demised Premises and will continuously and actively operate and conduct its business in the entire Demised Premises, fully stocked and staffed, no later than 90 days after the delivery of the Demised Premises to Tenant, and thereafter during the Term of this Lease. Tenant agrees to pay for all electric, gas, sewer, heat, water, and other utilities and taxes or charges on such utility services which are used in or attributable to the Demised Premises, including but not limited to all meter connection charges and impact fees. Landlord reserves the right to (i) designate from time to time a garbage and/or recycling service to be utilized by Tenant, or (ii) provide and sell water, sewer, and electricity to Tenant at rates competitive to the rates charged by governmental authorities having jurisdiction, if any. Tenant will not permit or suffer any actual or threatened lien or other encumbrance, to attach to the Demised Premises or the Shopping Center, or the interest of Landlord, and nothing contained herein shall be deemed to imply any agreement of Landlord to subject Landlord's interest or estate to any lien or any encumbrance, and hereby appoints Landlord as attorney-in-fact to resolve any lien or encumbrance, and shall indemnify and hold Landlord harmless for all costs and expenses, including attorney fees, related thereto. Tenant shall not cause any noise, vibration, odor, or other nuisance to emanate outside of the Demised Premises. In addition to Landlord’s rights and remedies under this Lease, Landlord shall also have the right to require Tenant to promptly install any necessary mitigation materials within the Demised Premises at Tenant’s sole cost and expense, in the event Tenant violates such emanation prohibition. Notwithstanding anything in this Lease to the contrary, the rights granted to Tenant under this Lease expressly exclude any right to use the air space outside the Demised Premises (including the right to operate any aerial vehicle or drone), or the facade or other common areas of the Shopping Center for any virtual or augmented reality or similar technology; it being acknowledged that all such rights belong exclusively to Landlord.

11.       EXCLUSIVE. So long as Tenant is open for business and operating in the Demised Premises for the Permitted Use, Landlord agrees not to enter into any lease for space in the Shopping Center expressly granting to any tenant as its primary use the right to operate a residential realty office, at the Shopping Center. This restriction shall not apply to (i) any tenant leasing greater than 5,000 square feet of space in the Shopping Center, (ii) leases in effect at the time of execution of this Lease, (iii) existing tenants and their successors, assigns, or replacement tenants operating under the same or similar use (regardless of size or location within the Shopping Center of such replacement tenant), (iv) any change of use where such occupant had rights to such change of use without Landlord's consent, whether by act or decision of a court of law or otherwise, (v) any parcel of land which is not under Landlord’s ownership and control, (vi) any situation where unenforceable by Governing Law. The obligation of Landlord contained in this Section shall expire upon any default by Tenant of any of the terms, provisions, conditions or covenants of this Lease, including holding over beyond the term of this Lease. Tenant agrees to indemnify and hold harmless Landlord from any and all expenses and damages incurred by Landlord if a suit brought against Landlord alleges that this Section is violative of another tenant’s lease or any applicable law. Tenant shall give Landlord written notice of any alleged breach of this provision, upon which Landlord shall have 60 days to cure any breach. Should any breach of this provision remain uncured upon the expiration of the 60 day cure period, Tenant’s sole remedy shall be to terminate this Lease upon written notice to Landlord within 5 days after the expiration of the 60 day cure period, with such notice containing documentation of a material deterioration of Tenant’s gross sales as a direct result of the alleged violation of this section. Notwithstanding the foregoing, Tenant shall not be entitled to exercise any of the remedies described in this Section so long as Landlord is diligently attempting to cause a violating tenant to cease activity which violates this Section.

12.       RADIUS CLAUSE. Intentionally Omitted.

13.       ACCEPTANCE OF DEMISED PREMISES. Even though Landlord may have notified Tenant that possession of the Demised Premises is available for Tenant’s occupancy and the Commencement Date has occurred pursuant to the terms of this Lease, Tenant agrees and acknowledges that Landlord, in its sole discretion, may elect to prohibit Tenant and its agents, employees and contractors from accessing the Demised Premises unless and until Landlord has received: (i) copies of Tenant’s certificates of insurance and endorsements required herein; and (ii) written evidence that all individually metered public utilities servicing the Demised Premises are in Tenant’s name. Tenant acknowledges and agrees that: (a) Landlord is delivering the Demised Premises and its systems in its “AS-IS", "WHERE-IS” condition WITH ALL FAULTS; (b) Tenant has examined the Demised Premises prior to its execution of this Lease and is accepting the Demised Premises (and taking possession thereof) in its “AS-IS”, “WHERE-IS” condition WITH ALL FAULTS; (c) Landlord (including any party on behalf of Landlord) makes no warranty or representation whatsoever, whether written or oral, express or implied, as to the condition or repair of the Demised Premises, including, without limitation, any representations or warranties relating to the condition of the subsurface of the Demised Premises and systems, its habitability, merchantability, or fitness for a particular purpose, compliance with Governing Law, or the presence of Hazardous Materials (as defined below) at, under, from, to, or in the vicinity of the Demised Premises; and (d) Landlord makes no warranty or representation as to whether or not the Shopping Center or the Demised Premises complies with ADA or any similar legislation. In the event that Tenant’s use of the Demised Premises requires modifications or additions to the Demised Premises in order to be in ADA compliance, Tenant agrees to make any such necessary modifications and/or additions at Tenant’s sole cost and expense. In the event Tenant desires to perform any construction or improvements in the Demised Premises (“Tenant Work”), Tenant shall prior to starting construction, submit to Landlord for Landlord’s approval all plans, drawings, and or specifications required to be submitted to any city, county, zoning or other governmental authority in order to obtain the required permits for Tenant’s work (“Plans”). “Permanent Improvements” shall mean physical improvements, additions and modifications to the Demised Premises that (i) will become a permanent part of the Demised Premises or are permanently affixed to the Demised Premises such that removal may be or likely to cause damage to the Demised Premises, and (ii) increase the value, utility or appearance of the Demised Premises, and (iii) are not specific to Tenant’s trade use of the Demised Premises, Tenant acknowledges that Landlord does not own or claim any ownership interest in any equipment, personal property or other related items left in the Demised Premises by the previous tenant. Tenant acknowledges that any such equipment, personal property and other related items are owned only by the previous tenant, and neither Tenant nor Landlord has any ownership interest in such previously stated items. All damage done to any such aforementioned property shall be repaired at Tenant’s sole cost and expense. Tenant acknowledges that if the previous tenant, lien holders or creditors of the previous tenant, or any other party which may hold a secured or unsecured interest in such equipment, personal property and other related items, reclaim(s) such property, Tenant is still bound by all terms and conditions of the Lease.

Notwithstanding the foregoing, Landlord shall perform the following work in the Demised Premises (“Landlord Work”):

a.	Landlord shall install a new four (4) ton combination rooftop heating and air conditioning system or split system, consisting of HVAC unit(s), and controls, excluding any duct work, diffusers or grills.

If either party terminates this Lease for any reason prior to the expiration of the Initial Term or any renewal thereof, Tenant shall reimburse Landlord for the unamortized portion of the cost of Landlord Work within 15 days after the termination of the Lease. For purposes of this Section, the cost of Landlord Work shall be amortized on a straight-line basis over the life of the Lease, including any renewal terms.

14.       LANDLORD'S MAINTENANCE. Landlord will keep the roof and the exterior walls of the Demised Premises (excluding the store front, interior nonstructural portions of the exterior walls, and any plate glass, windows, window frames, doors, and door frames) in proper repair, provided that in each case Tenant shall have given Landlord prior written notice of the necessity of such repair. Notwithstanding any other provision of this Lease, in no event shall Landlord be responsible for repairing, maintaining, or replacing the Demised Premises or any part of the Demised Premises or its systems when any such damage and/or maintenance is caused or necessitated by (1) any act or omission of Tenant or any of Tenant's employees, agents, customers, invitees, or licensees; (2) any fixtures, equipment, or other items installed in or placed in the Demised Premises by Tenant; or (3) any use of the Demised Premises not permitted under the terms of this Lease. Landlord shall not be charged with default in the performance of any of its obligations hereunder unless Landlord fails to perform such obligations within 30 days (or within such additional time as is reasonably required to correct any such default) after written notice to Landlord. Tenant shall have an affirmative duty to notify Landlord of needed maintenance or repairs to the Shopping Center or the common area.

15.       TENANT'S MAINTENANCE. Except for the repairs Landlord is obligated to make pursuant to this Lease, Tenant shall, at its own cost and expense, make all necessary repairs, replacement, improvements, and decorations and perform all maintenance on, in, and to the Demised Premises that are necessary or appropriate to keep the Demised Premises including the doors and windows, clean, orderly and in good condition and repair, and in a safe and tenantable condition. Any work performed by or on behalf of Tenant shall be performed by a licensed contractor in the applicable field. Said obligation shall include, but is not limited to the maintenance repair and replacement of the store front including but not limited to all glass, doors and windows, Tenant’s signs, all mechanical, plumbing, electrical, and heating, ventilation and air- conditioning (“HVAC”) systems. All such repairs and maintenance shall be accomplished in a good and workmanlike manner using new quality materials, and shall be in compliance with all applicable requirements of law. Tenant is responsible for installation of any grease trap required by code and shall clean and maintain any grease trap servicing the Demised Premises. Tenant shall not permit the accumulation of garbage, trash or other waste in or around the Demised Premises or dumpster.

16.       CONDITION OF DEMISED PREMISES AT TERMINATION OR EXPIRATION. At the expiration or earlier termination of this Lease, Tenant will quit and surrender the Demised Premises in good condition and repair, reasonable wear and tear thereof excepted. All electric, plumbing and HVAC systems and equipment ('‘Systems”) shall be surrendered to Landlord in good working order, with written documentation of services performed thereon and the dates performed. Tenant shall deliver all keys and security codes for the Demised Premises to Landlord. Any furniture or trade fixtures left in the Demised Premises after the Term, shall be deemed abandoned and become the property of Landlord or Landlord may have them removed and disposed of at Tenant’s sole cost and expense.

17.       HAZARDOUS MATERIALS, (a) Tenant shall not use, generate, manufacture, produce, store, treat, dispose, or permit the escape on, under, about, or from the Demised Premises, or any part thereof, any asbestos or any flammable, explosive, radioactive, hazardous, toxic, contaminating, or polluting matter, waste, oil or substance, or related injurious materials or waste, whether injurious by themselves or in combination with other materials any or any material, substance, or chemical which is regulated by any Environmental Law (defined below) (collectively “Hazardous Materials”). Tenant shall not install or operate any underground storage tanks on the Demised Premises, (b) Tenant shall defend, indemnify, protect, and hold Landlord and each of Landlord’s members, employees, agents, attorneys, successors, and assigns, free and harmless from and against any and ail claims, liabilities, penalties, forfeitures, losses, or expenses (including reasonable attorney fees) for death of or injury to any person or damage to any property whatsoever, alleged or claimed to be arising from or caused in whole or in part, directly or indirectly, by: (1) the presence in, on, under, or about the Demised Premises, or discharge in or from the Demised Premises, of any Hazardous Materials; or (2) Tenant’s failure to comply with any federal, state, county, municipal, local, or other law (including common law), rule, ordinance, code, regulation, directive, order, permit, license, or authorization now or hereafter in effect relating to the industrial hygiene, worker health and safety, environmental protection, use, analysis, generation, manufacture, purchase, transportation, storage, removal, or disposal of Hazardous Materials (collectively, "Environmental Laws”), (c) Tenant shall provide immediate notice to Landlord of any violations of Environmental Laws, releases of Hazardous Materials, or upon receipt of any notices of violation, claims, suits, notices of liability, or oral or written investigations, inspections, requests for information, or meetings, or other inquiries from any governmental authorities and shall provide copies of any documents from or correspondence with any governmental authorities, (d) If asbestos or asbestos-containing material is damaged or disturbed by actions of Tenant or its agents, employees, or contractors, Tenant shall, at its sole cost, take all actions necessary to remove all such asbestos or asbestos-containing materials, or repair or encapsulate all such asbestos or asbestos-containing materials in full compliance with Environmental Laws, (e) Tenant shall promptly commence and diligently pursue to completion any investigation, corrective action or remediation (collectively, “Corrective Action”) of any kind or nature that is necessary under any applicable Environmental Law or this Lease because of, or in connection with, Tenant’s violation of any Environmental Law or the release of Hazardous Materials by Tenant. All Corrective Actions shall be performed by one or more contractors approved in advance in writing by Landlord and shall be completed in compliance with all applicable Environmental Laws. All costs and expenses related to such Corrective Actions shall be paid by Tenant, including, without limitation, reasonable costs and expenses incurred by Landlord in connection with monitoring or review of such Corrective Actions. In the event that Tenant shall fail to promptly commence or fail to diligently pursue to completion all such Corrective Actions, Landlord may, but shall not be required to, cause such Corrective Actions to be performed and all costs and expenses so incurred shall become immediately due and payable from Tenant to Landlord together with interest from the date of advancement until paid by Tenant, (f) Upon termination of this Lease or upon Tenant’s abandonment of the Demised Premises, Tenant shall, at its sole expense, remove all Hazardous Materials from the Demised Premises, and shall clean up any contamination that occurred during the lease term to the satisfaction of Landlord in its sole discretion and in compliance with all Environmental Laws and this Lease, (g) Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease. Tenant's duty to defend shall arise when Tenant receives notice of any death of or injury to any person or damage to any property that may trigger Tenant’s duty to indemnify, protect, and hold Landlord and each of Landlord's members, employees, agents, attorneys, successors, and assigns, free and harmless, under this section. The duty to defend shall continue until a court of competent jurisdiction determines that there is no possibility that Tenant's duty to indemnify, protect, and hold Landlord and each of Landlord’s members, employees, agents, attorneys, successors, and assigns, free and harmless, under this section. Tenant's duty to defend shall extend to include any and all claims where Landlord's or third-party negligence is alleged. It is the intent of the parties that Tenant shall defend Landlord from the outset of any claims that Tenant could be found liable. Tenant agrees to defend such claims through counsel selected by Landlord. Any acts or omissions by employees, agents, assignees, contractors, or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful, or unlawful), will be strictly attributable to Tenant.

18.       TENANT’S INSURANCE. At all times during the Term, Tenant shall keep in force at its own expense, with insurance carrier(s) having an A.M. Best rating or its equivalent of A-VIII or better, the following:

•	Special Form Cause of Loss Policy insuring an amount equal to at least the 100% full replacement cost of Tenant’s betterments, improvements, fixtures, furniture, inventory, equipment (including HVAC systems servicing the Demised Premises) and all other items of personal property of Tenant whether or not located on or within the Demised Premises. The deductible shall not exceed $1,000.00.

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Commercial general liability insurance form insuring the Demised Premises, and any other portions of the Shopping Center used by Tenant, with limits no less than $1,000,000.00 per occurrence and $2,000,000.00 general aggregate with respect to bodily injury and property damage, including contractual liability, and $200,000.00 with respect to damage to property (fire legal liability). If Tenant sells alcoholic beverages for on-premises consumption, Tenant must have no less than $1,000,000.00 of liquor liability insurance. The aggregate limit may be satisfied through a combination of primary and umbrella/excess liability insurance. If Tenant has multiple locations, such insurance shall also provide that the general aggregate limits apply separately to each insured location. Tenant will name Landlord as “Additional Insured” and include (a) an endorsement to the effect that the insurer agrees to notify Landlord not less than thirty (30) days in advance of any modification or cancellation thereof; (b) an endorsement providing that such insurance affords Landlord primary insurance coverage and that any other insurance maintained by Landlord is excess and non contributory with the insurance required herein; and (3) a waiver of subrogation endorsement. Claims-made coverage and insurance policies containing self-insured retention(s) are NOT ACCEPTABLE. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Demised Premises any article which may be prohibited by the standard form of property insurance. Tenant agrees to pay, on ten (10) days written demand, and as Additional Rent, any increase in Landlord’s premiums for property and liability insurance, boiler and loss of rents that may be charged during the term of this lease as a result of such actions.

•	Tenant shall require any contractor performing work on the Demised Premises to carry and maintain, at no expense to the Landlord: comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, broad form property damage endorsement and contractor’s protective liability coverage, providing protection with limits not less than $2,000,000.00 per occurrence; and workers compensation or similar insurance in amounts required by Governing Law. Tenant shall provide evidence of contractor’s coverage prior to any Tenant Work being performed in the Demised Premises to: alaswell@phillidsedison.com

•

Tenant will furnish to Landlord copies of evidence of property coverage (Acord 28) and Certificate of Liability Insurance (Acord 25) evidencing coverages required by this Lease, and evidence of payment of the premiums therefore as Landlord may request. Evidence of coverage must be sent to: PECOCERTS@ASSUREDPTRNL.COM or to: Phillips Edison Risk Management, a division of Neace Lukens, 4000 Smith Road, Suite 400, Cincinnati, Ohio 45209. Landlord shall have no obligation to deliver the Demised Premises to Tenant until it has received evidence of the coverage required herein.

19.       INDEMNIFICATION. Tenant covenants and agrees that it will defend, indemnify, protect and save and keep Landlord forever harmless against and from (i) any penalty or damage or charges imposed for any violation of any law or ordinance, whether occasioned by Tenant or those holding under Tenant;(ii) against and from all claims, loss, cost, damage or expense arising out of or from any act, omission or negligence of Tenant, or Tenant’s contractors, licensees, agents, servants, invitees, concessionaires or employees, or arising from any accident or other occurrence on or about the Demised Premises, or any sidewalk or common area used by Tenant, causing injury to any person or property; (iii) against and from any and all claims, loss, cost, damage or expense arising out of any failure of Tenant in any respect to comply with and perform all the requirements and provisions of this Lease. Tenant's duty to defend shall arise when Tenant receives notice of any claims, loss, cost, damage or expense that may trigger Tenant’s duty to indemnify, protect, and hold Landlord free and harmless, under this section. The duty to defend shall continue until a court of competent jurisdiction determines that there is no possibility that Tenant's duty to indemnify, protect, and hold Landlord free and harmless, under this section. Tenant's duty to defend shall extend to include any and all claims where Landlord's or third-party negligence is alleged. It is the intent of the parties that Tenant shall defend Landlord from the outset of any claims that Tenant could be found liable. Tenant agrees to defend such claims through counsel selected by Landlord. Tenant hereby waives any and every claim for recovery from Landlord and its successors and assigns for any and all loss of or damage to the Shopping Center or Demised Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies, it being understood and agreed that the foregoing waiver shall also apply to the deductible under any such policy. Tenant waives any and every claim against Landlord for any and all loss of or damage to the Shopping Center or the Demised Premises or the contents thereof which would have been covered had the insurance policies required to be maintained by Tenant by this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. In that this Tenant waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Tenant agrees to give to its insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this Tenant waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said Tenant waiver.

20.       LANDLORD’S LIABILITY. Landlord shall not be liable for any damage to the Demised Premises or its contents, regardless of the cause of such damage, for any acts or omissions of other tenants of the Shopping Center, nor for any condition of the Demised Premises whatsoever unless Landlord is responsible for the repair thereof, pursuant to the terms of this Lease, and has failed to make such repair after written notice from Tenant of the need therefor, and expiration of a reasonable time for the making of such repair. Further Landlord shall not be liable for any damage, loss or cause of action, wherein the cause of such loss is attributable the maintenance of Landlord, where Tenant knew or should have known of the need for such maintenance and failed to notify Landlord thereof. All personal property, fixtures, goods, wares, and merchandise in or about the Demised Premises or the Shopping Center shall be and remain at Tenant's sole risk. In the event of any sale or transfer of Landlord's interest in the Demised Premises, Landlord is hereby completely released and forever discharged from and of all covenants, obligations, and liabilities hereunder. Tenant acknowledges and agrees that Landlord’s liability under this Lease shall be limited to Landlord’s interest in the Shopping Center, and any judgements rendered against Landlord shall be satisfied solely out of the proceeds of sale of Landlord’s interest in the Shopping Center.

21.       DAMAGE TO REAL PROPERTY. Landlord will maintain fire and extended coverage insurance on the Shopping Center. If the Shopping Center building housing the Demised Premises shall be damaged by fire or other casualty of the kind insured against in standard policies of fire insurance with extended coverage, or in the event that any portion of the Demised Premises shall be taken or condemned for public use, or transferred in lieu of such taking or condemnation, Landlord shall, using reasonable discretion, either repair or restore the damage or terminate this lease if: (a) the cost of repair or restoration exceeds the amount of insurance proceeds received by Landlord and available for the repair and restoration of the Demised Premises or if Landlord’s mortgagee or the applicable governmental authorities refuse to give their approval and consent to the repair and restoration; or (b) this Lease is in the last 12 months of the term; or (c) any tenant leasing greater than 5,000 square feet of space in the Shopping Center terminates its lease as a result of damage (regardless of whether such damage affects the Demised Premises); or (d) more than 25% of the Shopping Center is damaged (regardless of whether such damage affects the Demised Premises). Any such termination shall not affect any rights accrued to Landlord because of prior defaults by Tenant. Tenant shall have no right or claim to the proceeds of any transfer in lieu of such taking or condemnation or for any portion of Landlord's condemnation award, and shall have no right or claim based on the condemnation of the Demised Premises or the improvements thereto or of Tenant's leasehold interest therein. Tenant, upon the request of any Landlord, shall execute, within 5 days after such request, any and all instruments required in order to effectuate any such condemnation or sale in lieu of condemnation, in the form requested by Landlord or such public authority. In all instances of restoration, Landlord shall only be required to restore the building which houses the Demised Premises and common areas adjoining the Demised Premises, and that portion of the Demised Premises which Landlord is required to maintain pursuant to this Lease, to the condition they were in prior to the damage. Landlord shall have no responsibility to repair or restore any portion of the Demised Premises required to be insured by Tenant under this Lease and Tenant shall have 30 days after delivery of access to Tenant by Landlord to complete its rebuilding or repairing in accordance with plans to be approved by Landlord before the commencement of construction. In the event any portion of the Demised Premises is not usable by Tenant due to such damage, Fixed Minimum Rent shall abate proportionate to the unusable square footage until re-delivered by Landlord.

22.       TENANT ASSIGNMENT. Tenant shall not assign, transfer, encumber, or sublease this Lease without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion. Any request for Landlord’s consent to any proposed assignment or sublease shall be accompanied by an administrative fee in the amount of $2,000.00, together with Landlord’s attorney fees.

23.       DEFAULT AND REMEDIES. The following shall be an event of default by Tenant: (i) failure to perform or observe any non-monetary covenant in the Lease, which failure is not cured within 10 days after notice of such default or (ii) failure to pay Rent or any sum of money hereunder when due. Upon the occurrence of an event of default, Landlord, without notice to Tenant in any instance (Tenant hereby expressly waiving any notices or demand required by law), may do any one or more of the following without having forfeited the Lease: (i) perform, on behalf of and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform; (ii) declare the entire amount of the Rent which would become due and payable during the remainder of the Term of this Lease to be due and payable immediately; (iii) re-enter the Demised Premises and may remove Tenant and all other persons and property from the Demised Premises, (iv) relet said Demised Premises or any part thereof upon any such terms and conditions as Landlord in its sole discretion may deem advisable; (v) terminate this Lease, upon written notice to Tenant; (vi) remove Tenant's property from the Demised Premises and store the same at Tenant’s expense and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby. Landlord may also sell such property at a public or private sale, with the proceeds being applied to the costs of sale and storage, Landlord’s reasonable attorney fees, amounts owed to Landlord under this Lease, and with any surplus paid to Tenant, in that order. Tenant waives any rights to re-enter the Demised Premises and any rights of redemption; (vii) exercise any other legal or equitable right or remedy it may have, which shall specifically include but not be limited to Landlord’s exercise without court proceeding of a lien on any of Tenant’s property in the Demised Premises until cure of all events of default. No re-entry or commencement of any action for re-entry by Landlord shall be construed as an election to terminate this Lease nor to release Tenant from its obligations hereunder. Landlord and Tenant hereby mutually waive all rights to request a jury trial in any action, proceeding, or counterclaim arising out of this Lease. Tenant further waives any right to interpose any non-compulsory counterclaim, or to seek damages, other than injunctive relief, in relation to the reasonableness of Landlord’s discretion. In no event may Tenant recover any special, consequential, indirect or punitive damages against or from Landlord herein, including, without limitation, any damages for or relating to any lost profit or business income. If this Lease is terminated by Landlord after default by Tenant, Tenant nevertheless shall remain liable for all Rent which may be due or damages which may be sustained prior to such termination, and all reasonable costs, fees, and expenses, including attorney fees, incurred by Landlord in pursuit of its remedies hereunder, and/or in connection with any bankruptcy proceedings of Tenant or Tenant's guarantor (if applicable), and/or in connection with renting the Demised Premises to others from time to time, plus additional damages which shall be an amount equal to the present value of Rent, discounted at a rate of eight percent (8%), which would have become due during the remainder of the Term.

24.       LANDLORD'S INSPECTION RIGHTS. Landlord shall have the right at all reasonable times to enter upon the Demised Premises to inspect and make repairs, install, maintain, and repair pipes or other utility lines to provide service to or for other premises located in the Shopping Center, or to bring potential purchasers, tenants, or mortgagees into the Demised Premises.

25.       SUBORDINATION/ ESTOPPEL The rights of Tenant under this Lease shall be subordinate to the lien and terms and conditions of the instrument or the lien resulting from any other method of financing or refinancing now or hereafter in force against the real estate and/or buildings of which the Demised Premises are a part or against any buildings hereafter placed upon the real estate of which the Demised Premises are a part. In addition, if the interest of Landlord in the Demised Premises shall be transferred to and owned by the holder of any deed of trust or mortgage ("Lender") by reason of foreclosure or any other manner. Tenant shall be bound to Lender under all of the terms of the Lease, with the same force and effect as if the Lender were the original Landlord under the Lease. Tenant does hereby attorn to (a) the Lender as its Landlord when the Lender is in possession of the Demised Premises, (b) a receiver appointed in any action or proceeding to foreclose the deed of trust or mortgage, (c) any party acquiring title to the Demised Premises, and (d) any successor to Landlord; said attornment to be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon such successor succeeding to the interest of Landlord in the Demised Premises. The provisions of this section shall be self-operative. Tenant, however, upon the request of any Lender or Landlord, shall execute, within 5 days after such request, instruments in confirmation of the foregoing provisions in the form requested by any such Lender or Landlord. Additionally, Tenant agrees within 5 days after written request, to execute, and deliver to Landlord and/or Landlord’s designee an estoppel certificate in such form and substance as reasonably requested by Landlord, Landlord’s designee and/or lender, with customary provisions. Should Tenant fail to return the estoppel certificate then Tenant hereby appoints Landlord as attorney-in-fact to execute an estoppel certificate on Tenant’s behalf, and shall indemnify and hold Landlord harmless for all costs and expenses, including attorney fees, related thereto.

26.       RULES AND REGULATIONS. Tenant agrees to comply with and observe the rules and regulations of the Shopping Center. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the same manner as if such rules and regulations were contained herein as covenants.

27.       HOLDING OVER. In the event that Tenant shall hold over after the expiration of this Lease for any reason, the monthly Fixed Minimum Rent shall be 2 times the monthly average Fixed Minimum Rent that was payable during the last full 12 month period of this Lease, and thereafter, in all cases, 30 days’ written notice shall be required to terminate such tenancy.

28.       RELOCATION OF DEMISED PREMISES. Landlord may, upon 90 days’ prior written notice to Tenant relocate Tenant to another location within the Shopping Center and constructed at Landlord expense. If in either parties’ reasonable discretion (i) no suitable space is available, or (ii) Tenant has less than 12 months’ lease term remaining, either may terminate this Lease. In the event Tenant has been in default of this Lease, or no longer meets Landlord's financial requirements, Landlord may terminate this lease in lieu of relocation. In the event of such relocation, all references in this Lease to the "Demised Premises" shall thereafter refer to the space to which Tenant is relocated. In the event of any expansion, renovation, redevelopment or remerchandising of the Shopping Center, Landlord may require Tenant to surrender possession of all or a portion of the Demised Premises for such period of time as required for such purposes. Thereafter, any new buildings, properties, and/or common areas shall be treated as though they were originally a part of the Shopping Center, and Tenant’s Proportionate Share shall be adjusted to reflect any changes in the total square footage of the Shopping Center.

29.       NOTICE. All notices given or required to be given by Tenant must be delivered by a nationally-recognized overnight courier service or by registered or certified marl - return receipt requested, postage prepaid (or equivalent), to the Notice Address. Such address may be changed from time to time by written notice.

30.       BROKERS. Each of the parties represents and warrants that it has engaged no broker and that no claims for brokerage commissions or finder's fees will arise in connection with the execution of this Lease. Each of the parties agrees to indemnify the other against and hold it harmless from all liabilities arising from any such claim arising on account of its acts or omissions (including, without limitation the cost of attorney fees in connection therewith).

31.       FORCE MAJEURE. In the event that Landlord shall be delayed or hindered in or prevented from doing or performing any act required in this Lease by reason of strikes, lock-outs, casualties, acts of God, labor troubles, inability to procure materials, failure of power, governmental laws or regulations, riots, insurrection, war, delays attributable to Tenant, or other causes beyond the reasonable control of Landlord, then Landlord shall not be liable or responsible for any such delays, and the doing or performing of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

32.       MISCELLANEOUS PROVISIONS: This Lease shall be effective as of the earlier of (i) the date executed by both Landlord and Tenant or (ii) the date on which possession of the Demised Premises is delivered by Landlord to Tenant, and all terms and conditions shall be applicable even though the Term of the Lease has not yet commenced and shall be governed and construed under the laws, codes, rules, authorities, approvals, regulations, including, but not limited to, local zoning and building codes of the state in which the Shopping Center is located ('‘Governing Law”). If Tenant is not an individual, Tenant represents and warrants that throughout the Term of this Lease, Tenant is and shall be a valid legal entity, duly licensed to do business in the state in which the Shopping Center is located, and in the event Tenant is not an individual, and should Tenant fail to maintain its status as a valid legal entity or license to do business within the Shopping Center state, then the individual members, partners, or shareholders of Tenant shall be liable for all the terms and conditions set forth in this Lease. If this Lease is signed by more than one individual as “Tenant”, the liability of all signatories shall be joint and several. Tenant agrees to hold this Lease as confidential and Tenant shall not, without Landlord’s prior written consent, disclose the contents of this Lease or any information related to the Lease including but not limited to CAM-related information, to any third party. In the event Tenant violates this confidentiality clause, Tenant shall be obligated to promptly pay Landlord $10,000.00 as liquidated damages; the actual damages which would be suffered by Landlord in such event being impossible to ascertain as of the date hereof, but the agreed upon amount being a reasonable estimate thereof. Each provision of this Lease shall be construed in a manner as to give it the fullest legal force and effect possible. To the extent any provision is held to be unenforceable or invalid, the unenforceability or invalidity of such provision shall not affect the enforceability or validity of the remaining provisions of this Lease. No waiver of any provision of this Lease shall be deemed or shall constitute a waiver of any other provision hereof, or shall constitute a continuing waiver unless expressly provided in writing by the Landlord. In the event of any breach of this Lease, and/or any litigation between Landlord and Tenant arising out of this Lease, the non-prevailing party shall pay to the prevailing party all reasonable costs and expenses, including but not limited to attorney fees, paralegal fees, filing fees and court costs, incurred by the prevailing party in connection with the litigation, which shall be payable on demand, and, if payable to Landlord, as Additional Rent, subject to all of Landlord’s rights and remedies provided herein. This Lease may not be amended, modified, or varied except in a writing signed by both Landlord and Tenant. Landlord shall have the right, but not the obligation, at any time during the Term, to renovate the existing Shopping Center by performing any work that Landlord deems necessary, in its sole discretion, to modify and/or improve all or any of the following: storefronts, facades, canopies, lighting systems, Shopping Center identification signs, tenant identification signs, parking, common areas and other similar items, including, but not limited, lease, sell, grant, or license space to occupants in the common areas.

33.       PREPARATION; THIS IS A LEGAL DOCUMENT AND HAS BEEN PREPARED BY LANDLORD BUT HAS BEEN REVIEWED AND APPROVED BY TENANT. TENANT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL PRIOR TO EXECUTION, AND THUS THIS AGREEMENT SHALL NOT BE INTERPRETED IN FAVOR OF EITHER LANDLORD OR TENANT OR AGAINST EITHER LANDLORD OR TENANT MERELY BASED UPON THEIR EFFORTS IN PREPARING SUCH.

34.       COUNTERPARTS. This Lease may be executed in counterparts (each of which shall be deemed an original but all of which together shall constitute one and the same Lease) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by e mail delivery of a “pdf" format data file, or by electronic signature pursuant to ESIGN or UETA, or similar laws such signature or electronic execution shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such were an original thereof. The delivery of an executed copy hereof by Tenant shall be deemed an offer only, open for acceptance by Landlord solely upon execution and delivery of this Lease Agreement by Landlord and an agreement binding on Landlord shall not be deemed formed until such execution and delivery not withstanding any reliance by Tenant on any oral or written or other statements from Landlord or any of its agents delivered via e-mail or otherwise. Tenant hereby acknowledges that it disclaims any such reliance.

35.       OFAC CERTIFICATION. Tenant represents and warrants that neither they nor the officers and directors controlling Tenant are acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.

36.       RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

-------END OF GENERAL LEASE TERMS -------

(SIGNATURE PAGES TO FOLLOW)

EXHIBIT A – SITE PLAN

CROSSCREEK VILLAGE

3372 Canoe Creek Road | St. Cloud, FL 34772

Demised Premises
SITE BOUNDARY
Publix
306
304
302
300
AVAILABLE
1.422 ACRES
SUBWAY
PYLON SIGN
ANYTIME FITNESS
TACO BELL
Walgreens
AutoZone
OLD CANOE CREEK ROAD
(37,816 VPD)
PYLON SIGN
CANOE CREEK ROAD
(13,903 VPD)
N

PHILLIPS EDISON & COMPANY

DISCLAIMER - This Site Plan is for general information purposes only and is not intended to constitute representations and warranties by Landlord as to the ownership of the real property depicted herein or the identity or nature of any occupants thereof, excluding the areas specifically identified in the legend of this Site Plan and except as otherwise expressly provided for in body of this Lease to the contrary.

EXHIBIT B - TENANT IMPROVEMENT ALLOWANCE

Landlord shall pay to Tenant a cash allowance (“Tenant Improvement Allowance”) not to exceed $12,000.00 as Landlord’s contribution toward the commercially reasonable cost of Permanent Improvements (as such term is defined in the Lease) to the Demised Premises, which have been completed in a first class manner and in compliance with all applicable codes by licensed contractors. The Tenant Improvement Allowance shall be issued after the fulfillment of each of the following requirements (“Requirements”):

1.	Tenant opens for business in the Demised Premises, and has paid a full month’s Rent after opening for business; and

2.	Landlord receives Tenant’s invoice (sample Request Form attached) which must include: Shopping Center name, Tenant name, contact information, and address (no P.O. Box) for mailing of payment, for payment of the Tenant Improvement Allowance with all of the following attached thereto:

i.	Landlord receives Tenant’s invoice (sample Request Form attached) which must include: Shopping Center name, Tenant name, contact information, and address (no P.O. Box) for mailing of payment, for payment of the Tenant Improvement Allowance with all of the following attached thereto:

ii.	copies of receipts/invoices showing the work or materials purchased or other evidence of the cost of reimbursable Permanent Improvements, the aggregate sum of which is at least the amount of the Tenant Improvement Allowance being requested by Tenant; and

iii.	a list of all contractors, subcontractors and material suppliers (collectively “Contractors"), which must be executed by Tenant and notarized and contain all of the following information for each Contractor: (a) Business Name (b) business address (c) business phone number (d) contact name (e) proof of contractor’s license (f) dollar amount for services rendered at the Demised Premises; and

iv.	notarized unconditional final lien waivers and/or notarized unconditional final lien releases (sample attached hereto) from all Contractors in excess of $2,500.00; and

v.	copy of building permits for Tenant Work, if required to perform Tenant Work; and

vi.	a copy of the final Certificate of Occupancy for the Demised Premises; and

vii	drawings: an electronic copy (AutoCAD format) of all applicable drawings and specifications including but not limited to architectural, mechanical, electrical, plumbing, civil and shop drawings, to the extent and if required for Tenant Work and/or permitting; and

viii.	HVAC information: A list detailing the model numbers, serial numbers, and tonnage for each installed HVAC unit as well as the balance report and all warranty information related thereto, if HVAC systems were installed, or repaired as part of Tenant Work; and

ix.	warranties: one (1) year workmanship warranty from all Contractors performing any Tenant Work over $2,500.00, and all warranties for any equipment installed as part of Tenant Work; and

x.	an estoppel certificate certifying that the Lease is in full force and effect; and

xi.	Tenant’s W-9

3.	Tenant's request (sample Request Form attached), along with all of the foregoing documentation is received by Landlord no later than sixty (60) days after the date Tenant opens for business in the Demised Premises, at the following address:

Vice President of Construction

ATTN: TIA PAYMENT REQUESTS

Phillips Edison & Company

11501 Northlake Drive

Cincinnati, OH 45249

4.	Landlord, at Landlord’s option, has conducted a lien search on the Demised Premises which has revealed no liens filed in relationship to the work performed by or on behalf of Tenant; and

5.	Tenant is in compliance with all obligations under the Lease.

Landlord may, at Landlord’s option, retain a portion of the Tenant Improvement Allowance as Landlord deems necessary to insure Landlord against any liability for mechanics' or materialmen’s liens and to ensure completion of the Permanent Improvements, each being held by Landlord until such time has passed under applicable law that a mechanics’ or materialmen’s lien can no longer be filed against the Shopping Center. In the event: (i) Landlord has not received copies of Tenant's contractor’s insurance pursuant to the terms of the Lease prior to start of Tenant Work, and/or (ii) Landlord has not received copies of Tenant’s Plans, if applicable, prior to the start of Tenant Work, Landlord shall reduce the Tenant Improvement Allowance by 2.5% in each event, for a total potential reduction in Tenant Improvement Allowance by 5%. In the event Tenant fails to request any portion of the Tenant improvement Allowance within the aforementioned timeframe, or fails to satisfy the Requirements, any obligation of Landlord to pay the Tenant improvement Allowance shall be deemed null and void. Landlord will issue payment of Tenant Improvement Allowance within 60 days of receipt of all of the Requirements for such request. If either party terminates this Lease for any reason prior to the expiration of the Initial Term or any renewal thereof, Tenant shall reimburse Landlord for the unamortized portion of the Tenant Improvement Allowance within 15 days of the termination of the Lease. Further, in addition to any remedies available to Landlord under the Lease, in the event Tenant commits an event of default, regardless of whether the Lease is terminated, Tenant shall reimburse Landlord for the unamortized portion of the cost of the Tenant Improvement Allowance within 15 days of such notice. For purposes of this Section, the Tenant Improvement Allowance shall be amortized on a straight-line basis over the life of the Lease, including any renewal terms. Landlord and Tenant agree that the monies to be paid by Landlord to Tenant pursuant to this Section are being paid to Tenant for the purpose of Tenant’s constructing or improving qualified long-term real property as defined in Section 110(c)(1) of the Internal Revenue Code of 1986, as amended, for use in such Tenant’s trade or business at the Demised Premises, which Demised Premises Landlord and Tenant acknowledge constitutes retail space. It is the intent of Landlord and Tenant that Landlord and Tenant shall consider any such payment as made in accordance with Section 110 of the Internal Revenue Code of 1986, as amended, and Landlord and Tenant shall provide the Internal Revenue Service any and all information concerning such payments as may be required by the Internal Revenue Service.

SAMPLE TIA REQUEST FORM

Date:_________, 20___

Shopping Center Name:___________________

Tenant Name:___________________________

TIA Amount requested: $__________________

Tenant contact name:_____________________

Tenant contact phone number:            (        )

Dear Landlord:

Please consider this Tenant’s request for reimbursement of the commercially reasonable cost of Permanent Improvements to the space (Tenant Improvement Allowance) up to the limits defined in my Lease. By making such request, Tenant certifies that the Permanent Improvements for which reimbursement is sought have been completed in the Demised Premises, according to all laws, regulations and code requirements, in a good and workmanlike manner, and that all Contractors have been paid in full for such work.

Tenant has enclosed the following (check if enclosed):

□	copies of receipts/invoices showing the work or materials purchased or other evidence of the cost of reimbursable Permanent Improvements, the aggregate sum of which is at least the amount of the Tenant Improvement Allowance being requested by Tenant;
□	a list of all contractors, subcontractors and material suppliers (collectively “Contractors”), which must be executed by Tenant and notarized and contain all of the following information for each Contractor: (a) Business Name, (b) business address, (c) business phone number, (d) contact name, (e) proof of contractor’s license, and (f) dollar amount for services rendered at the Demised Premises;
□	notarized unconditional final lien waivers and notarized unconditional final lien releases (sample attached hereto) from all Contractors in excess of $2,500.00;
□	copy of building permits for Tenant Work, if required to perform Tenant Work;
□	a copy of the final Certificate of Occupancy for the Demised Premises;
□	drawings: an electronic copy (AutoCAD format) of all applicable drawings and specifications including but not limited to architectural, mechanical, electrical, plumbing, civil and shop drawings, to the extent and if required for Tenant Work and/or permitting;
□	HVAC information: A list detailing the model numbers and tonnage for each installed HVAC unit as well as the balance report and all warranty information related thereto, if HVAC systems were installed, or repaired as part of Tenant Work;
□	warranties: one (1) year workmanship warranty from all Contractors performing any Tenant Work over $2,500.00, and all warranties for any equipment installed as part of Tenant Work;
□	an estoppel certificate certifying that the Lease is in full force and effect;
□	Tenant’s W-9

Tenant requests that the payment be mailed to the following address (cannot be a P.O Box):

Signed:	Date:
Printed name:

FINAL WAIVER OF LIENS

The undersigned, being a party in connection with the construction, repair, renovation and/or demolition of the improvements being made upon real estate owned by Crosscreek Village Station LLC, located in St. Cloud, Florida, and generally described as Crosscreek Village Shopping Center,

Acknowledges that payment in the amount of $                has been paid in full by                              for the work completed and materials supplied to the above-described property. Contractor does hereby waive, release and quit claim all right to a lien upon the land and improvements above described, as a result of work done and/or materials furnished by the undersigned, any employees, materialmen and sub-contractors through the Pay Application date for which this payment was made.

Undersigned warrants that upon completion of any work or delivery of any materials, all laborers and sub-contractors employed in the performance of the work and all material men who have furnished materials and services will have been fully paid, that no laborers, subcontractors or materialmen will assert a claim against or a lien upon the premises hereinabove described, that no claim has been assigned or will be assigned for payment or right to perfect a lien against said land and improvements, and that the undersigned is fully authorized and empowered to execute this waiver of lien.

Undersigned understands and agrees that the Owner, any lender and the title insurance company are entitled to rely upon this waiver.

WITNESS:	CONTRACTOR:

Printed Name:

Title:

COUNTY OF                             )

                                                     )SS:

STATE OF                                  )

BE IT REMEMBERED that on this _____ day of      , 20  , before me, a Notary Public in and for the said county and state, personally appeared             , who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free and voluntary act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and year above-mentioned.

NOTARY PUBLIC

ESTOPPEL

                , 20

Crosscreek Village Station LLC

11501 Northlake Drive

Cincinnati, Ohio 45249

Attention: Construction

Re:      Lease dated            , 20   ("Lease”), between Crosscreek Village Station LLC ("Landlord") and La Rosa Realty, LLC, a Florida limited liability company ("Tenant").

Ladies and Gentlemen:

The undersigned, as Tenant, warrants and represents to Landlord as follows:

1.	Landlord is not in default under the terms and/or conditions of the Lease;
2.	Landlord has satisfied its responsibilities in accordance with Landlord Work as set forth in the Lease;
3.	The Lease is in full force and effect and has not been modified, altered, or amended;
4.	The person signing this letter on behalf of Tenant, as applicable, is a duly authorized agent of the Tenant, as applicable.

TENANT:

By:	/s/ Joe La Rosa
Printed Name:	Joe La Rosa
Title:	CEO

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